Exhibit 99.1

iCAD Reports Financial Results for Second Quarter Ended June 30, 2023

Company to host conference call and webcast today at 4:30 PM ET

NASHUA, N.H. – August 14, 2023 – iCAD, Inc. (NASDAQ: ICAD), a global medical technology leader providing innovative cancer detection and therapy solutions, today reported its financial and operating results for the three and six months ended June 30, 2023

Highlights:

●	iCAD signs 20-year worldwide development and commercialization agreement with Google Health to integrate Google’s AI technology with its ProFound Detection for 2D Mammography for use upon regulatory approval as an independent reader for breast cancer screening.
●	iCAD signs strategic multi-year commercial agreement with Radiology Partners, the nation’s largest radiology practice providing 15% of all U.S. mammography screenings, through its owned and affiliated practice, enabling iCAD to expand access to the Company’s Breast AI Suite to thousands of physicians and millions of patients in the U.S.
●

Company secures largest subscription deal to-date with a prestigious multispecialty academic medical center renowned for exceptional healthcare services and ranked as one of the top hospitals in the U.S.

●	Company remains on track to achieve profitability exiting 2024 via implementation of a number of strategic changes to align and streamline cost base, while reducing annualized expenses by $4.3 - $4.6 million.

"We are pleased to report significant progress last quarter in our collaborations with some of our most esteemed partners, exemplifying our Company’s commitment to creating the world's most pervasive and personalized suite of AI cancer detection solutions for our shareholders and stakeholders,” said Dana Brown, President and CEO of iCAD, Inc.

“Our continued collaboration with Google Health will expand the integration of their AI technology with iCAD's ProFound AI for 2D Mammography for use upon regulatory approval as an independent reader for breast cancer screening. This 20-year worldwide commercialization agreement offers the potential to ease radiologist workload around the globe, particularly in countries where a double-reading workflow is standard practice, while offering a viable solution to the global radiologist shortage that is continuing to impact patient care. With the majority of imaging facilities outside the US still using 2D mammography as the standard of care, this agreement expands and accelerates our ability to serve this market and revolutionize screening for millions of women around the world,” Ms. Brown said.

"The finalization of our strategic multi-year commercial agreement with Radiology Partners also represents a momentous achievement for iCAD. Radiology Partners is a leading provider of mammography services to millions of women annually across more than 3,200 facilities in the U.S., including 17 of the 20 largest health systems in the country, and we are honored that Radiology Partners has selected iCAD as its provider of breast AI technologies. We are working closely with Radiology Partners and actively deploying iCAD's technology through Radiology Partners’ cloud to their network of facilities, significantly increasing the potential for adoption and driving improvements in mammography screening for countless women across the country. With an initial order from Radiology Partners recognized in 1Q 2023 and the execution of this agreement, we are enthusiastic about the potential of this relationship in 2023 and beyond,” said Ms. Brown.

“We are also pleased to report our team successfully closed the biggest subscription deal in our company's history with a prestigious multispecialty academic medical center that is renowned for its exceptional healthcare services and ranked as one of the top hospitals in the nation. This collaboration not only reinforces our position as the trusted leader of mammography AI solutions but also demonstrates the widespread recognition of the value we bring to facilities, clinicians, and patients.”

"As we continue to focus on driving growth and efficiency, we remain committed to achieving profitability by the end of 2024. Our strategic changes to align and streamline our cost base, along with a targeted reduction in annualized expenses, are paving the way for a sustainable and successful future for iCAD."

Three Months Ended June 30, 2023 Financial Results

Total Detection and Therapy revenue for the second quarter of 2023 was $5.9 million, a decrease of $1.7 million, or 23%, as compared to the second quarter of 2022.

(in 000’s)	Three months ended June 30,
	2023	2022	$ Change	% Change
Product revenue	$2,644	$4,475	$(1,831)	-40.9%
Service and supplies revenue	3,221	3,100	121	3.9%
Total revenue	$5,865	$7,575	$(1,710)	-22.6%

Revenue: Cancer Detection revenue for the second quarter of 2023, which includes the Company’s mammography and breast density products, and the associated service and supplies revenue, was $4.2 million, a decrease of 21%, as compared to the second quarter of 2022. Therapy revenue for the second quarter of 2023, which includes Xoft® Axxent® eBx® System® sales, as well as the associated service and supplies revenue, was $1.7 million, a decrease of 26%, as compared to the second quarter of 2022.

(in 000’s)	Three months ended June 30,
	2023	2022	$ Change	% Change
Detection revenue
Product revenue	$2,301	$3,467	$(1,166)	-33.6%
Service and supplies revenue	1,870	1,822	48	2.6%
Detection revenue	$4,171	$5,289	$(1,118)	-21.1%
Therapy revenue
Product revenue	$343	$1,008	$(665)	-66.0%
Service and supplies revenue	1,351	1,278	73	5.7%
Therapy revenue	$1,694	$2,286	$(592)	-25.9%
Total revenue	$5,865	$7,575	$(1,710)	-22.6%

Gross Profit: Gross profit for the second quarter of 2023 was $4.3 million, or 74% of revenue, as compared to $5.5 million, or 72% of revenue, in the second quarter of 2022.

Operating Expenses: Total operating expenses for the second quarter of 2023 were $6.3 million, a 27% decrease from $8.6 million in the second quarter of 2022.

GAAP Net Loss: Net loss for the second quarter of 2023 was ($1.8) million, or ($0.07) per diluted share, as compared to a net loss of ($3.1) million, or ($0.12) per diluted share, for the second quarter of 2022.

Non-GAAP Adjusted Net Loss: Non-GAAP Adjusted Net Loss, a non-GAAP financial measure as defined below, for the second quarter of 2023 was ($1.6) million, or ($0.07) per diluted share, as compared to a Non-GAAP Adjusted Net Loss of ($3.1) million, or ($0.12) per diluted share, for the second quarter of 2022. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss results for the three-month periods ended June 30, 2023 and 2022, respectively.

Non-GAAP Adjusted EBITDA: Non-GAAP Adjusted EBITDA, a non-GAAP financial measure as defined below, for the second quarter of 2023 was a loss of ($1.5) million compared to a loss of $(2.7) million in the second quarter of 2022. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA results for the three-month periods ended June 30, 2023 and 2022, respectively.

Six Months Ended June 30, 2023 Financial Results

Total Detection and Therapy revenue for the six months ended June 30, 2023 was $11.6 million, a decrease of $3.5 million, or 23%, as compared to the six months ended June 30, 2022.

(in 000’s)	Six months ended June 30,
	2023	2022	$ Change	% Change
Product revenue	$5,387	$9,035	$(3,648)	-40.4%
Service and supplies revenue	6,256	6,063	193	3.2%
Total revenue	$11,643	$15,098	$(3,455)	-22.9%

Revenue: Cancer Detection revenue for the six months ended June 30, 2023, which includes the Company’s mammography and breast density products, and the associated service and supplies revenue, was $8.5 million, a decrease of 21%, as compared to the six months ended June 30, 2022. Therapy revenue for the six months ended June 30, 2023, which includes Xoft® Axxent® eBx® System® sales, as well as the associated service and supplies revenue, was $3.1 million, a decrease of 27%, as compared to the six months ended June 30, 2022.

(in 000’s)	Six months ended June 30,
	2023	2022	$ Change	% Change
Detection revenue
Product revenue	$4,762	$7,330	$(2,568)	-35.0%
Service and supplies revenue	3,744	3,479	265	7.6%
Detection revenue	$8,506	$10,809	$(2,303)	-21.3%
Therapy revenue
Product revenue	$626	$1,705	$(1,079)	-63.3%
Service and supplies revenue	2,511	2,584	(73)	-2.8%
Therapy revenue	$3,137	$4,289	$(1,152)	-26.9%
Total revenue	$11,643	$15,098	$(3,455)	-22.9%

Gross Profit: Gross profit for the six months ended June 30, 2023 was $8.5 million, or 73% of revenue, as compared to $10.8 million, or 72% of revenue, for the six months ended June 30, 2022.

Operating Expenses: Total operating expenses for the six months ended June 30, 2023 were $14.3 million, an 18% decrease from $17.4 million for the six months ended June 30, 2022.

GAAP Net Loss: Net loss for the six months ended June 30, 2023 ($5.5) million, or ($0.22) per diluted share, as compared to a net loss of ($6.7) million, or ($0.26) per diluted share, for the six months ended June 30, 2022.

Non-GAAP Adjusted Net Loss: Non-GAAP Adjusted Net Loss, a non-GAAP financial measure as defined below, for the six months ended June 30, 2023 was ($5.4) million, or ($0.21) per diluted share, as compared to a Non-GAAP Adjusted Net Loss of ($6.7) million, or ($0.26) per diluted share, for the six months ended June 30, 2022.  Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss results for the six-month periods ended June 30, 2023 and 2022, respectively.

Non-GAAP Adjusted EBITDA: Non-GAAP Adjusted EBITDA, a non-GAAP financial measure as defined below, for the first six months of 2023 was a loss of ($4.6) million compared to a loss of $(5.4) million in the first six months of 2022. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA results for the six-month periods ended June 30, 2023 and 2022, respectively.

Conference Call

Monday, August 14 at 4:30 PM ET

Domestic:	888-506-0062
International:	973-528-0011
Conference ID:	460678
Webcast:	https://www.webcaster4.com/Webcast/Page/2879/48562

Use of Non-GAAP Financial Measures

In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company’s operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company’s quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s website at www.icadmed.com.

About iCAD, Inc.

Headquartered in Nashua, NH, iCAD is a global medical technology leader providing innovative cancer detection and therapy solutions. For more information, visit www.icadmed.com.

Forward-Looking Statements

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the expansion of access to the Company’s products, improvement of performance, acceleration of adoption, expected benefits of ProFound AI®, the benefits of the Company’s products, and future prospects for the Company’s technology platforms and products. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited, to the Company’s ability to achieve business and strategic objectives, the willingness of patients to undergo mammography screening in light of risks of potential exposure to Covid-19, whether mammography screening will be treated as an essential procedure, whether ProFound AI will improve reading efficiency, improve specificity and sensitivity, reduce false positives and otherwise prove to be more beneficial for patients and clinicians, the impact of supply and manufacturing constraints or difficulties on our ability to fulfill our orders, uncertainty of future sales levels, to defend itself in litigation matters, protection of patents and other proprietary rights, product market acceptance, possible technological obsolescence of products, increased competition, government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe,” “demonstrate,” “intend,” “expect,” “estimate,” “will,” “continue,” “anticipate,” “likely,” “seek,” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

Media Inquiries:

Jessica Burns, iCAD

+1-201-423-4492

jburns@icadmed.com

Investor Inquiries:

iCAD Investor Relations

ir@icadmed.com

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except for share data)

(Unaudited)

	June 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$19,037	$21,313
Trade accounts receivable, net of allowances for credit losses of $984 and $922 as of June 30, 2023 and December 31, 2022 respectively	5,747	8,898
Inventory, net	4,248	5,389
Prepaid expenses and other current assets	2,304	2,641
Total current assets	31,336	38,241
Property and equipment, net of accumulated depreciation of $2,273 and 2,135 as of June 30, 2023 and December 31, 2022, respectively	1,471	1,074
Operating lease assets	3,113	3,361
Other assets	54	69
Intangible assets, net of accumulated amortization of $8,490 and $8,932 as of June 30, 2023 and December 31, 2022, respectively	388	482
Goodwill	8,362	8,362
Deferred tax assets	108	116
Total assets	$44,832	$51,705
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$857	$1,973
Accrued and other expenses	4,363	4,681
Lease payable—current portion	644	582
Deferred revenue—current portion	6,027	6,216
Total current liabilities	11,891	13,452
Lease payable, net of current	2,478	2,803
Deferred revenue, net of current	283	542
Deferred tax	6	6
Total liabilities	14,658	16,803
Commitments and Contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value: authorized 1,000,000 shares; none issued.	—	—

Common stock, $0.01 par value: authorized 60,000,000 shares; issued 25,446,578 as of both June 30, 2023 and December 31, 2022; outstanding 25,260,576 as of both June 30, 2023 and December 31, 2022	254	254
Additional paid-in capital	303,699	302,899
Accumulated deficit	(272,364)	(266,836)
Treasury stock at cost, 185,831 shares as of both June 30, 2023 and December 31, 2022	(1,415)	(1,415)
Total stockholders’ equity	30,174	34,902
Total liabilities and stockholders’ equity	$44,832	$51,705

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except for per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenue:
Products	$2,644	$4,475	$5,387	$9,035
Service and supplies	3,221	3,100	6,256	6,063
Total revenue	5,865	7,575	11,643	15,098
Cost of revenue:
Products	461	1,008	1,047	2,095
Service and supplies	1,000	1,001	1,993	2,050
Amortization and depreciation	55	75	125	150
Total cost of revenue	1,516	2,084	3,165	4,295
Gross profit	4,349	5,491	8,478	10,803
Operating expenses:
Engineering and product development	1,263	2,367	3,544	4,642
Marketing and sales	2,112	3,435	4,967	7,000
General and administrative	2,832	2,742	5,695	5,673
Amortization and depreciation	65	61	120	124
Total operating expenses	6,272	8,605	14,326	17,439
Loss from operations	(1,923)	(3,114)	(5,848)	(6,636)
Other income/ (expense):
Interest expense	—	—	—	(1)
Interest income	182	14	332	16
Other income (expense), net	(5)	(18)	(3)	(41)
Other income (expense), net	177	(4)	329	(26)
Loss before provision for income taxes	(1,746)	(3,118)	(5,519)	(6,662)
Benefit (Provision) for tax expense	(4)	—	(9)	(1)
Net loss and comprehensive loss	$(1,750)	$(3,118)	$(5,528)	$(6,663)
Net loss per share:
Basic and diluted	$(0.07)	$(0.12)	$(0.22)	$(0.26)
Weighted average number of shares used in computing loss per share:	25,261	25,185	25,261	25,172

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the Six Months ended
	June 30,
	2023	2022
Cash flow from operating activities:
Net loss	$(5,528)	$(6,663)
Adjustments to reconcile net loss to net cash used for operating activities:
Amortization	94	105
Depreciation	138	169
Non-cash lease expense	248	391
Bad debt provision	62	510
Stock-based compensation	800	964
Deferred tax	8	—
Changes in operating assets and liabilities:
Accounts receivable	3,089	(1,790)
Inventory	1,141	(830)
Prepaid and other assets	352	853
Accounts payable	(1,116)	(581)
Accrued and other expenses	(510)	(371)
Lease liabilities	(263)	(425)
Deferred revenue	(448)	659
Total adjustments	3,595	(346)
Net cash used for operating activities	(1,933)	(7,009)
Cash flow from investing activities:
Additions to patents, technology and other	—	(10)
Additions to property and equipment	(307)	(255)
Capitalization of internal-use software	(36)	—
Net cash used for investing activities	(343)	(265)
Cash flow from financing activities:
Proceeds from option exercises pursuant to stock option plans	—	79
Proceeds from issuance of common stock pursuant to Employee Stock Purchase Plans	—	93
Net cash provided by financing activities	—	172
(Decrease) increase in cash and cash equivalents	(2,276)	(7,102)
Cash and cash equivalents, beginning of period	21,313	34,282
Cash and cash equivalents, end of period	$19,037	$27,180
Supplemental disclosure of cash flow information:
Interest paid	$ —	$ 9
Amendment to right-of-use assets obtained in exchange for operating lease liabilities	$ 2,434

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures

The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.

Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP Net Loss before provisions for interest expense, other income, stock-based compensation expense, depreciation and amortization, tax expense, severance, gain on sale of assets, loss on disposal of assets, acquisition and litigation related expenses. Management considers this non-GAAP financial measure to be an indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

The non-GAAP financial measures do not replace the presentation of the Company’s GAAP financial results and should only be used as a supplement to, not as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company has provided a reconciliation of each non-GAAP financial measure used in its financial reporting and investor presentations to the most directly comparable GAAP financial measure.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•

Interest expense: The Company excludes interest expense which includes interest from the facility agreement, interest on capital leases and interest on the convertible debentures from its non-GAAP Adjusted EBITDA calculation.

•

Stock-based compensation expense: excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•

Amortization and Depreciation: Purchased assets and intangibles are amortized over a period of several years and generally cannot be changed or influenced by management after they are acquired. Accordingly, these non-cash items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.

•

Severance and Furlough: The Company has incurred severance and furlough expenses in connection with restructuring and in connection with the separation of its former CEO.  The Company excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items can vary significantly and do not reflect expected future operating expenses. In addition, management believes that such items do not have a direct correlation to future business operations.

•

Loss on fair value of convertible debentures. The Company excludes this non-cash item as it is not considered by management in making operating decisions, and management believes that such item does not have a direct correlation to future business operations.

•

Litigation related: These expenses consist primarily of settlement, legal and other professional fees related to litigation. The Company excludes these costs from its non-GAAP measures primarily because the Company believes that these costs have no direct correlation to the core operations of the Company.

•

Loss on extinguishment of debt: The Company excludes this non-cash item as it is not considered by management in making operating decisions, and management believes that such item does not have a direct correlation to future business operations.

On occasion in the future, there may be other items, such as loss on extinguishment of debt, significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

Non-GAAP Adjusted EBITDA

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA”

(Unaudited)

(In thousands except for per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP Net Loss	$(1,750)	$(3,118)	$(5,528)	$(6,663)
Interest expense	—	—	—	1
Interest income	(182)	(14)	(332)	(16)
Other expense	5	18	3	41
Stock compensation	214	309	800	964
Depreciation & amortization	117	137	232	274
Severance and Furlough	102	—	178	—
Tax expense	4	—	9	1
Non-GAAP Adjusted EBITDA	$(1,490)	$(2,668)	$(4,638)	$(5,398)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP Net Loss	$(1,750)	$(3,118)	$(5,528)	$(6,663)
Adjustments to Net Loss:
Severance and Furlough	102	—	178	—
Non-GAAP Adjusted Net Loss	$(1,648)	$(3,118)	$(5,350)	$(6,663)
Net Loss per share—basic and diluted
GAAP Net Loss per share	$(0.07)	$(0.12)	$(0.22)	$(0.26)
Adjustments to Net Loss (as detailed above)	—	—	0.01	—
Non-GAAP Adjusted Net Loss per share	$(0.07)	$(0.12)	$(0.21)	$(0.26)